EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005, appearing in the Annual Report on Form 10-KSB of InPlay Technologies, Inc. (formerly Duraswitch Industries, Inc.) for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 17, 2005